Exhibit 10.1

DEED OF TRUST NOTE

$975,000.00	December 31, 2019 New York, New York

THIS DEED OF TRUST NOTE (this “Note”) is hereto made by 6565 E EVANS AVE LLC, a Colorado limited liability company, having an address 6565 East Evans Avenue, Denver, Colorado 80224 (“Maker”) and given to W FINANCIAL REIT, LTD., a Delaware corporation, having an address at 60 Cuttermill Road, Suite 601, Great Neck, New York 11021 (together with its successors and/or assigns, “Holder”).

FOR VALUE RECEIVED, Maker hereby promise(s) to pay to the order of  Holder, at its offices at 60 Cuttermill Road, Suite 601, Great Neck, New York 11021 or at such other place as the Holder hereof may from time to time designate in writing, in lawful money of the United States of America, and by wire transfer in immediately available funds without any deduction whatsoever, including, but not limited to, any deduction for any set-off, recoupment, defense, counterclaim or withholding, the principal sum of NINE HUNDRED SEVENTY-FIVE THOUSAND AND 00/100 DOLLARS ($975,000.00) together with interest on the principal amount hereof from time to time outstanding from the date hereof at the Interest Rate (as hereinafter defined), as follows:

(i)

Interest on the principal balance of this Note for the period from the date hereof through December 31, 2019 shall be paid simultaneously with the execution hereof;

(ii)

Interest only on the principal balance of this Note shall be due and payable on February 1, 2020 and on the first (1st) day of each and every succeeding calendar month thereafter through and including the Maturity Date; and

(iii)

The entire outstanding principal balance of this Note, together with all accrued interest thereon not previously paid and all other charges due under this Note shall be due and payable on or before 5:00 p.m., New York time, on December 31, 2020, as such date may be accelerated by the Holder in accordance with the terms and conditions set forth below (the “Maturity Date”).

The principal amount of this Note shall bear interest at a rate (the “Interest Rate”) equal to the greater of (i) such fluctuating rate per annum which is five and one quarter (5.25%) percent in excess of the prime commercial lending rate (the “Prime Rate”) published in The Wall Street Journal, or (ii) ten (10.00%) percent per annum.  Interest on the principal sum of this Note shall be calculated on the basis of actual days elapsed over a three hundred sixty (360) day year.  If the Prime Rate is no longer published in The Wall Street Journal, or becomes unascertainable, the Holder shall designate a comparable reference rate and the Interest Rate shall then be calculated by applying such comparable reference rate in substitution of the Prime Rate.  Changes in the Interest Rate shall be effective as of the date of any change in the Prime Rate.

ALL PAYMENTS MUST BE MADE TO HOLDER BY WIRE TRANSFER OF IMMEDIATELY AVAILABLE FUNDS; PAYMENTS MADE BY CHECK WILL NOT BE ACCEPTED.

If any installment of principal, interest or other payment required by the Security Instrument is not received in full by the fifth (5th) day after the date on which such payment was due, a late payment charge equal to the lesser of (x) six percent (6%) of the total amount payable under this Note on such date or (y) the maximum amount permitted by applicable law (as applicable, the “Late Fee”), shall become immediately due and payable to the Holder to defray the expense incurred by the Holder in handling and processing such delinquent payment.  Such Late Fee will apply to each outstanding payment or partial payment that has not been paid in full.  All unpaid Late Fees shall be payable within ten (10) days of Holder’s demand therefor.  In addition, if any payment under this Note is not received in full by the fifth (5th) day after the date on which any such payment was due, then the Maker shall pay to the Holder, on the Maturity Date or such earlier date on which this Note is paid in full, a fee equal to one percent (1%) of the initial principal balance of the Loan, multiplied by the number of times the Maker was late in making payments due under the Loan Documents (but not including any payments of principal, interest or other payments that were received by the Holder on or prior to the fifth (5th) day after such payment was due) (“Exit Fee”).

All payments received by Holder from Maker on this Note prior to an Event of Default shall be applied in the following order: (i) indemnities under the Loan Documents, (ii) fees and expenses under the Loan Documents, (iii) interest due or accrued but unpaid on this Note and (iv) thereafter to the outstanding principal balance hereof.  All payments received by Holder from Maker on this Note following an Event of Default shall be applied in Holder’s sole discretion and in accordance with applicable law.

This Note (including all interest payable hereon) is secured by, and entitled to the benefits of, a certain Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing of even date herewith (as the same may be amended, restated

and supplemented from time to time, the “Security Instrument”), given by the Maker to the Trustee (as defined in the Security Instrument) for the benefit of Holder, encumbering property known as 6565 East Evans Avenue, Denver, Colorado, as more particularly described in the Security Instrument (this Note, the Security Instrument and any other documents evidencing the indebtedness of this Note or securing the repayment of this Note are hereinafter collectively referred to as the “Loan Documents”).The terms, covenants, conditions, provisions, stipulations and agreements of the Loan Documents are hereby made part of this Note, to the same extent and with the same effect as if they were fully set forth herein, and the Maker does hereby covenant to abide by and comply with each and every term, covenant, provision, stipulation, promise, agreement and condition set forth in the Loan Documents in all material respects.  This Note shall evidence and the Security Instrument shall secure the indebtedness described herein and any future loans or advances that may be made to or on behalf of the Maker by the Holder at any time or times hereafter under the Security Instrument and any such loans or advances shall be added to and shall bear interest at the same rate per annum as the principal indebtedness hereunder unless a greater rate is expressly provided for in the Security Instrument.

It is expressly agreed that upon the failure of the Maker to make any payment due hereunder, beyond all applicable grace and/or cure periods, or upon the occurrence and during the continuance of any Event of Default (as defined in the Security Instrument), the principal sum hereof, or so much thereof as may be outstanding, together with accrued interest and all other expenses payable by Maker under the Loan Documents, including, but not limited to, reasonable attorneys’ fees and disbursements for legal services incurred by the Holder hereof in collecting or enforcing payment of all sums due under the Loan Documents whether or not suit is brought, and if suit is brought, then through all appellate actions, shall immediately become due and payable at the option of the Holder of this Note, notwithstanding the Maturity Date set forth above, as same may have been extended.  Upon the occurrence and during the continuance of an Event of Default (in which case no notice shall be required to have been given by Holder), or the stated or accelerated maturity of this Note, the Maker agrees that this Note shall bear interest at a rate equal to the lesser of (a) twenty-four (24%) percent per annum, or (b) the maximum rate permitted under applicable law (the “Default Rate”) until the principal, together with accrued interest and any other sums payable by Maker under the Loan Documents, are fully paid.

Notwithstanding anything to the contrary contained in this Note, the rate of interest payable on this Note shall never exceed the maximum rate of interest permitted under applicable law.  If at any time the rate of interest otherwise prescribed herein shall exceed such maximum rate, the prescribed rate shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate and all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of this Note.

This Note may be prepaid at any time, in whole or in part (which payment shall not be less than $200,000.00 in each instance), upon not less than twenty (20) days’ prior written notice to Holder, and shall be paid together with any Exit Fee due hereunder or any other fees due under the Loan Documents.  Any amount of principal under this Note that is prepaid may not be re-borrowed at any time.

Any waiver by the Holder of any term or provision of the Loan Documents, or of any right, remedy or option under the Loan Documents shall not thereafter be controlling, nor shall it prevent or estop the Holder from thereafter in another instance in the future enforcing such term, provision, right, remedy or option, and the failure or refusal of the Holder to insist in any one or more instances upon the strict performance of any of the terms or provisions of the Loan Documents shall not be construed as a waiver or relinquishment for the future of any such term or provision, but the same shall continue in full force and effect, it being understood and agreed that the Holder’s rights, remedies and options under the Loan Documents are and shall be cumulative and are in addition to all of the rights, remedies and options of the Holder in law or in equity or under the Loan Documents.

Neither the failure of the Holder to exercise any of the rights, powers or privileges expressly or repeatedly created or existing hereunder, or otherwise, nor any assent, express or implied, to the nonperformance or nonpayment of any obligation or liability of the Maker created or existing hereunder or otherwise, shall at any time or under any circumstances constitute or be construed to be a waiver of the same or other right, power or privilege to the Holder nor as an assent by the Holder to the nonperformance or nonpayment of the same or any other obligation or liability of the Maker, nor shall any estoppel be affected thereby against the Holder.

If this Note shall be executed by more than one Maker, the singular shall include the plural and all the obligations and liabilities of each such party or person shall be joint and several.  This Note cannot be modified or discharged orally.  No requirements hereof may be waived at any time, except by a writing signed by the party against whom the waiver shall be enforced, nor shall any waiver be operative upon other than a single occasion, unless to the contrary expressly stated therein.  All references herein to “Maker” and to the “Holder” shall be deemed to include their respective successors and assigns.

Should the indebtedness represented by this Note or any part thereof be collected at law or in equity, or in bankruptcy, receivership or any other court proceedings (whether at the trial or appellate level), or should this Note be placed in the hands of attorneys for collection upon default, the Maker agrees to pay, in addition to the principal, premium and interest due and payable hereon, all reasonable out-of-pocket costs of collection or attempting to collect this Note, including reasonable attorneys’ fees and expenses.

Time is of the essence as to all dates set forth herein, provided, however, that whenever any payment to be made under this Note shall be stated to be due on a Saturday, Sunday or a public holiday or the equivalent for banks generally under the laws of the State of New York, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.

All parties to this Note, whether Maker, principal, surety, guarantor, or endorser, hereby waive presentment for payment, demand, protest, notice of protest and notice of dishonor, and specifically consent to, and waive, notice of any renewals or extension of this Note, whether made to or in favor of the Maker or any other person or persons, and hereby waive any defense by reason of extension of time for payment or other indulgence granted by the Holder.

Any notice, demand or request required or permitted to be given pursuant to or under this Note shall be given in the manner specified in the Security Instrument, directed to the parties at their respective addresses as provided therein.

THE MAKER AND THE HOLDER EACH EXPRESSLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS NOTE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE HOLDER AND THE MAKER HERETO OR ANY OF THEM WITH RESPECT TO THIS NOTE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND THE MAKER AND HOLDER EACH HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT THE HOLDER OR THE MAKER MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT TO THE WAIVER OF THE RIGHT TO TRIAL BY JURY.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT THE HOLDER HAS BEEN INDUCED TO PROVIDE THE FINANCING EVIDENCED BY THIS NOTE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

MAKER AGREES THAT HOLDER SHALL HAVE THE RIGHT TO PROCEED AGAINST MAKER OR ITS PROPERTY IN A COURT IN ANY LOCATION TO ENABLE HOLDER TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE SECURED LIABILITIES OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF HOLDER.  MAKER AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIM (OTHER THAN COMPULSORY COUNTERCLAIMS) IN ANY PROCEEDING BROUGHT BY HOLDER TO REALIZE ON PROPERTY, COLLATERAL OR ANY OTHER SECURITY FOR THE SECURED LIABILITIES, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF HOLDER.

This Note shall be deemed to have been delivered and made in New York, New York and shall be governed by and interpreted in accordance with the laws of the State of New York (without giving effect to its laws of conflicts).  The Maker agrees that any legal action or proceeding with respect to any of its obligations under this Note may be brought by the Holder in any state or federal court located in the New York, New York, as the Holder in its sole discretion may elect. By the execution and delivery of this Note, the Maker submits to and accepts, for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of those courts. The Maker waives any claim that the New York, New York is not a convenient forum or the proper venue for any such suit, action or proceeding.  Any provision hereof which may prove unenforceable under any law shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

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DEED OF TRUST NOTE

IN WITNESS WHEREOF, Maker has duly executed this Note the day and year first above written.

MAKER:

6565 EAST EVANS AVE LLC, a Colorado limited liability company

By:	/s/ Steve Gutterman
Name: Steve Gutterman
Title: Authorized Signatory